Exhibit 15.2

Consent of Han Kun Law Offices

To:

DouYu International Holdings Limited

20/F, Building A, New Development International Center

No. 473 Guanshan Avenue

Hongshan District, Wuhan

Hubei Province, 430073

People’s Republic of China

Date: April 29, 2022

Dear Sirs,

We consent to the reference to our firm under the headings “Item 3.D—Risk Factors,” “Item 4.B—Business Overview—Regulation,” “Item 4.C— Organizational Structure—Contractual Arrangements with The VIEs and The VIE’s Respective Shareholders” and “Item 10.E—Taxation—People’s Republic of China Taxation” in DouYu International Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2021, which will be filed with the Securities and Exchange Commission (the “SEC”), and further consent to the incorporation by reference of the summaries of our opinions that appear in the annual report on Form 20-F into the Registration Statement (No. 333-235862) on Form S-8. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2021.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES